Exhibit 99.1

Audience Announces Third Quarter 2013 Financial Results

MOUNTAIN VIEW, Calif. – October 31, 2013 – Audience, Inc. (NASDAQ: ADNC), the leader in advanced voice and audio processing for mobile devices, today announced its third quarter 2013 financial results.

Revenue for the third quarter of 2013 was $34.5 million, compared with $40.8 million for the same period in 2012. As reported under U.S. generally accepted accounting principles (GAAP), third quarter 2013 net loss was $2.3 million, or ($0.11) per diluted share based on weighted average shares outstanding of 21.6 million. This compares with GAAP net income of $3.7 million, or $0.16 per diluted share based on weighted average shares outstanding of 23.2 million, for the same period in 2012. Gross margin on a GAAP basis for the third quarter of 2013 was 55.9% of revenue, compared to 55.0% of revenue for the same period in 2012.

Non-GAAP net loss as defined below, for the third quarter of 2013 was $0.3 million, or ($0.01) per diluted share based on weighted average shares outstanding of 21.6 million. This compares with non-GAAP net income of $4.9 million, or $0.21 per diluted share based on weighted average shares outstanding of 23.2 million, for the same period in 2012. Gross margin on a non-GAAP basis for the third quarter of 2013 was 56.2% of revenue, compared to 55.1% of revenue for the same period in 2012.

“Strong demand for Audience® earSmart™ solutions contributed to a solid third quarter as we continued to penetrate the mobile device market worldwide,” said Peter Santos, president and chief executive officer. “We were pleased to announce in the third quarter that one of China’s leaders in mobility, ZTE, has chosen the eS305 for their new ZTE Geek mobile handset. We also announced the release of our eS320, the world’s first Advanced Voice processor created specifically for tablets, ultrabooks and hybrid all-in-one PCs, and we see these platforms becoming increasingly important as users look for an improved and consistent user experience on every device they use.”

“We reported a good quarter as we continued to focus on operational excellence and the diversification of our solutions across additional platforms, building upon our strong relationships with Samsung and leading Chinese OEMs,” said Kevin Palatnik, chief financial officer. “We expect to close the year with continued penetration into the Chinese handset marketplace and look forward to reporting on wins in adjacent markets.”

Business Outlook

For the fourth quarter of 2013, Audience expects total revenue to be in the range of $31 to $34 million. Fourth quarter GAAP gross margin is expected to be in the range of 52% to 55%. Fourth quarter GAAP net loss, which includes $1.7 million of expected stock-based compensation expense, is expected to be in the range of $4.4 to $5.3 million, or ($0.20) to ($0.24) per diluted share on approximately 22.1 million diluted weighted average shares outstanding.

Fourth quarter non-GAAP gross margin is expected to be in the range of 52% to 55%. Fourth quarter non-GAAP net loss is expected to be in the range of $2.7 to $3.6 million, or ($0.12) to ($0.16) per share on a diluted basis.

A schedule showing a reconciliation of the business outlook from GAAP diluted net income per share to non-GAAP diluted net income per share is included with this release.

Audience Announces Third Quarter 2013 Financial Results

The above information concerning guidance represents Audience’s outlook only as of the date hereof and is subject to change as a result of amendments to material contracts and other changes in business conditions. Audience undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Quarterly Conference Call Today

Peter Santos, president and chief executive officer, and Kevin Palatnik, chief financial officer, will host a third quarter 2013 financial results conference call today at 1:30 pm (Pacific) / 4:30 pm (Eastern). Attendees are asked to join the conference call at least ten minutes prior to the scheduled conference call time. The call may be accessed by dialing 1-877-212-6076 (toll free) or 1-707-287-9331 (international). The passcode is 77210693. A live and archived webcast of the call will be available on Audience’s website at http://investor.audience.com/ for 30 days.

Audience expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Audience may reiterate the business outlook published in this press release. At the same time, Audience will keep this press release, including the business outlook, publicly available on its website.

Beginning December 13, 2013, Audience will observe a Quiet Period during which Audience’s representatives will not comment on Audience’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Audience’s Fourth Quarter 2013 Earnings Release is published, which is currently scheduled to be February 6, 2014.

Use of Non-GAAP Financial Measures

Audience prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as gross margin, net income and earnings per share information for the three months and quarter ended September 30, 2013 and similar periods from the prior year included in this press release are different from those otherwise presented under GAAP. The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants under GAAP. Stock-based compensation expense has been and will continue to be a significant recurring expense for Audience. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Stock warrant revaluation expense reflected in the nine months ended September 30, 2012 is related to preferred stock warrants outstanding that had to be revalued each quarter prior to our initial public offering. We believe the comparisons of ongoing operations should exclude effects of such revaluations as preferred stock warrant revaluation represented a non-cash expense that did not occur after our initial public offering.

On June 5, 2012, Audience entered into a lease agreement for its future corporate headquarters facility in Mountain View, California. Pursuant to the lease agreement, the lease falls under “build-to-suit” accounting treatment and therefore, in accordance with accounting for the effect of lessee involvement in asset construction, the company is considered to be the owner of the real estate project during the construction period. As such, Audience recorded an asset for construction in progress for incurred construction costs, and a liability for those costs that are not funded by the company. Additionally, the rent costs associated with the

Audience Announces Third Quarter 2013 Financial Results

ground lease during construction was recorded to the income statement. This rent cost is a non-cash charge that the company excluded from its non-GAAP net income. The construction was completed and the lease commenced October 1, 2013.

Non-GAAP financial information is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

The shares used to compute non-GAAP basic and diluted net income per share include the assumed conversion of all outstanding shares of convertible preferred stock and certain preferred stock warrants into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later. In May 2012, in conjunction with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our common stock.

Audience has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between quarters and annual growth rates that are not influenced by certain non-cash charges and therefore are helpful in understanding Audience’s underlying operating results. These non-GAAP measures are some of the primary measures Audience’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of the GAAP to non-GAAP results are presented at the end of this press release.

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the third quarter conference call regarding Audience, Inc., which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements relating to expectations of future revenue, net income and operating margin performance, future success for various products and our leadership position in the market, reporting on wins in the market, the demand for our solutions including continued demand by customers upon whom we are substantially dependent and diversification of our customer base are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including: our dependence on a single OEM, Samsung Electronics Co. Ltd., for a substantial portion of our revenue; weak demand for high end smart phones and the impact on our business; our need to maintain and expand our existing relationships with our OEMs, including Samsung and leading Chinese OEMs and to establish relationships with new OEMs in order to maintain and increase our revenue; our ability to sustain profitable operations due to our history of losses and accumulated deficit; quarterly fluctuations in our results due to factors such as the timing of OEM product launches, customer purchasing behavior in light of anticipated mobile phone launches and our assessments of whether we have excess or obsolete inventory, among other factors; increasing competition and new entrants in the market for our products; our need to develop products for the lower end of the smartphone market; our need to diversify our sources of revenue; our ability to enter new end user product markets, such as notebooks and smart TVs, as well as new geographic markets; pressure on the average selling prices for our products; our lengthy sales cycle and the lack of certainty as to whether any given OEM’s products will achieve market acceptance; our OEMs’ lengthy and expensive process to qualify our products; our ability to develop new or

Audience Announces Third Quarter 2013 Financial Results

enhanced products in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble and test our products; defects that may be present in our products; the impact of future intellectual property litigation and claims for indemnification; changes in tax laws or our ability to utilize our tax structure and net operating losses and other risks inherent in fabless semiconductor businesses. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent Form 10-Q for the three months ended June 30, 2013, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Audience

Audience is the leader in advanced voice and audio processing for mobile devices. Its family of earSmart™ intelligent voice processors is based on the processes of human hearing, to suppress background noise and enhance mobile voice quality. Audience’s technology substantially improves the mobile voice experience, while also improving the performance of speech-based services, and enhancing audio quality for multimedia. Audience earSmart™ processors are featured in mobile devices from leading providers in Asia-Pacific, Europe and the U.S. The company is based in Mountain View, California. For more information, see www.audience.com.

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ADNC-F

For more information, contact:

Investors

The Blueshirt Group

Suzanne Schmidt         or           Melanie Solomon

415-217-4962                             415-217-4964

suzanne@blueshirtgroup.com   melanie@blueshirtgroup.com

Media and Industry Analysts

Diane Vanasse

408-242-0027

dvanasse@audience.com

Audience, Inc.

Condensed consolidated balance sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$110,180	$109,606
Restricted cash	170	—
Marketable securities	21,869	18,032
Accounts receivable, net	9,102	12,926
Inventories	17,536	13,266
Other current assets	6,425	3,669

Total current assets	165,282	157,499
Property and equipment, net	27,073	11,801
Other noncurrent assets	1,110	1,389
Restricted cash - noncurrent portion	—	170

Total assets	$193,465	$170,859

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,703	$9,745
Accrued and other current liabilities	12,525	9,228
Deferred credits and income	342	285
Financing obligation for construction in progress	17,229	5,290

Total current liabilities	32,799	24,548
Taxes payable - noncurrent	1,170	376
Other liabilities - noncurrent	19	—

Total liabilities	33,988	24,924

Stockholders’ equity:
Preferred stock	—	—
Common stock	22	21
Additional paid-in capital	181,011	172,461
Accumulated other comprehensive income	3	3
Accumulated deficit	(21,559)	(26,550)

Total shareholders’ equity	159,477	145,935

Total liabilities and stockholders’ equity	$193,465	$170,859

Audience, Inc.

Condensed consolidated statements of comprehensive income (loss)

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenue:
Hardware	$32,445	$32,252	$118,901	$72,805
Licensing	2,007	8,499	8,089	32,411

Total revenue	34,452	40,751	126,990	105,216
Cost of revenue	15,179	18,355	55,461	44,392

Gross profit	19,273	22,396	71,529	60,824
Operating expenses:
Research and development	11,499	9,501	31,298	23,047
Selling, general and administrative	9,929	9,102	31,067	24,773

Total operating expenses	21,428	18,603	62,365	47,820

Income (loss) from operations	(2,155)	3,793	9,164	13,004
Interest income, net	37	77	128	90
Other expense, net	(50)	(39)	(209)	(504)

Income (loss) before income taxes	(2,168)	3,831	9,083	12,590
Income tax expense	153	167	4,092	432

Net income (loss)	$(2,321)	$3,664	$4,991	$12,158

Net income (loss) per share:
Basic	$(0.11)	$0.18	$0.23	$0.57

Diluted	$(0.11)	$0.16	$0.22	$0.49

Weighted average shares used in computing net
income (loss) per share:
Basic	21,636	20,342	21,281	10,956

Diluted	21,636	23,159	23,121	13,816

Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	$—	$—	$—	$31
Unrealized gain (loss) on marketable securities, net of tax	4	—	—	—

Net comprehensive income (loss)	$(2,317)	$3,664	$4,991	$12,189

Audience, Inc.

Consolidated statements of operations

GAAP to Non-GAAP net income (loss) reconciliation

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
GAAP net income (loss)	$(2,321)	$3,664	$4,991	$12,158
Stock-based compensation	1,552	1,062	4,195	2,190
Non-cash rent expense	231	148	663	148
Revaluation of warrant liability	—	—	—	290
Tax adjustments	230	—	1,708	—

Non-GAAP net income (loss)	$(308)	$4,874	$11,557	$14,786

Audience, Inc.

Unaudited computation of GAAP earnings (loss) per share

(in thousands, except for per share data)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Computation of GAAP net income (loss) per share:
GAAP net income (loss)	$(2,321)	$3,664	$4,991	$12,158
Non-cumulative dividends to preferred stockholders	—	—	—	(2,248)
Undistributed earnings allocated to preferred stockholders	—	—	—	(3,709)

Net income (loss) - basic	(2,321)	3,664	4,991	6,201
Adjustment for undistributed earnings reallocated to the holders of common stock	—	—	—	521

Net income (loss) - diluted	$(2,321)	$3,664	$4,991	$6,722

Weighted average shares used in computing net income (loss) per share:
Basic	21,636	20,342	21,281	10,956

Diluted	21,636	23,159	23,121	13,816

Net income (loss) per share:
Basic	$(0.11)	$0.18	$0.23	$0.57

Diluted	$(0.11)	$0.16	$0.22	$0.49

Audience, Inc.

Unaudited reconciliation of GAAP to non-GAAP diluted earnings (loss) per share

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
GAAP net income (loss)	$(2,321)	$3,664	$4,991	$12,158
Non-cumulative dividends to preferred stockholders	—	—	—	(2,248	)(B)
Undistributed earnings allocated to preferred stockholders	—	—	—	(3,709)

GAAP net income (loss) - basic	(2,321)	3,664	4,991	6,201
Adjustment for undistributed earnings reallocated to the holders of common stock	—	—	—	521

GAAP net income (loss) - diluted	(2,321)	3,664	$4,991	$6,722
Non-GAAP adjustments:
Stock-based compensation	1,552	1,062	4,195	2,190
Non-cash rent expense	231	148	663	148
Revaluation of warrant liability	—	—	—	290
Non-GAAP as if converted method	—	—	—	5,436	(A)
Tax adjustments	230	—	1,708	—

Non-GAAP net income (loss) - diluted	$(308)	$4,874	$11,557	$14,786

GAAP - diluted weighted average shares	21,636	23,159	23,121	13,816

Non-GAAP - diluted weighted average shares	21,636	23,159	23,121	20,322

GAAP - diluted net income (loss) per share	$(0.11)	$0.16	$0.22	$0.49
Non-GAAP adjustments:
Stock-based compensation	0.08	0.04	0.18	0.11
Non-cash rent expense	0.01	0.01	0.03	0.01
Revaluation of warrant liability	—	—	—	0.01
Non-GAAP as if converted method	—	—	—	0.11	(B)
Tax adjustments	0.01	—	0.07	—

Non-GAAP - diluted net income (loss) per share	$(0.01)	$0.21	$0.50	$0.73

(A)	Non-GAAP net income was adjusted by $5,436 for the nine months ended September 30, 2012 to give effect to the conversion of our convertible preferred stock and certain preferred stock warrants using the as-if converted method into common shares as if the conversion had occurred as of the beginning of the period presented
(B)	Non-GAAP diluted EPS for the nine months ended September 30, 2012 was computed to give effect to the conversion of our convertible preferred stocks and certain preferred stock warrants using the as-if converted method into common shares as if the conversion had occurred as of the beginning of the period. Therefore to bridge the GAAP to non-GAAP EPS the non-cumulative dividends to preferred stockholders should not be allocated to stockholders for the nine months ended September 30, 2012 of $2,248

Audience, Inc.

Non-GAAP condensed consolidated statements of operations

Impact of Non-GAAP adjustments on reported GAAP net income (loss)

(in thousands, except per share data)

(unaudited)

	Three months ended September 30, 2013				Three months ended September 30, 2012
	Reported GAAP	Adjustments		Non-GAAP	Reported GAAP	Adjustments		Non-GAAP
Revenue:
Hardware	$32,445	$—		$32,445	$32,252	$—		$32,252
Licensing	2,007	—		2,007	8,499	—		8,499

Total revenue	34,452	—		34,452	40,751	—		40,751

Cost of revenue	15,179	(82	)(A)	15,097	18,355	(50	)(B)	18,305

Gross profit	19,273	82		19,355	22,396	50		22,446
Operating expenses:
Research and development	11,499	(727	)(A)	10,772	9,501	(424	)(B)	9,077
Selling, general and administrative	9,929	(974	)(A)	8,955	9,102	(736	)(B)	8,366

Total operating expenses	21,428	(1,701)		19,727	18,603	(1,160)		17,443

Income (loss) from operations	(2,155)	1,783		(372)	3,793	1,210		5,003
Interest income, net	37	—		37	77	—		77
Other expense, net	(50)	—		(50)	(39)	—		(39)

Income (loss) before income taxes	(2,168)	1,783		(385)	3,831	1,210		5,041
Income tax expense (benefit)	153	(230	)(C)	(77)	167	—		167

Net income (loss)	$(2,321)	$2,013		$(308)	$3,664	$1,210		$4,874

Net income (loss) per share:
Basic	$(0.11)			$(0.01)	$0.18			$0.24

Diluted	$(0.11)			$(0.01)	$0.16			$0.21

Weighted average shares used in computing net income (loss) per share:
Basic	21,636			21,636	20,342			20,342

Diluted	21,636			21,636	23,159			23,159

(A)	Stock-based compensation expense total - $1,552 and Non-cash rent expense total $231
(B)	Stock-based compensation expense total - $1,062 and Non-cash rent expense total $148
(C)	Non-GAAP financial information for the three months ended September 30, 2013 is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities

Audience, Inc.

Non-GAAP condensed consolidated statements of operations

Impact of Non-GAAP adjustments on reported GAAP net income

(in thousands, except per share data)

(unaudited)

	Nine months ended September 30, 2013				Nine months ended September 30, 2012
	Reported GAAP	Adjustments		Non-GAAP	Reported GAAP		Adjustments		Non-GAAP
Revenue:
Hardware	$118,901	$—		$118,901	$72,805		$—		$72,805
Licensing	8,089	—		8,089	32,411		—		32,411

Total revenue	126,990	—		126,990	105,216		—		105,216

Cost of revenue	55,461	(226	)(A)	55,235	44,392		(104	)(B)	44,288

Gross profit	71,529	226		71,755	60,824		104		60,928
Operating expenses:
Research and development	31,298	(1,940	)(A)	29,358	23,047		(773	)(B)	22,274
Selling, general and administrative	31,067	(2,692	)(A)	28,375	24,773		(1,461	)(B)	23,312

Total operating expenses	62,365	(4,632)		57,733	47,820		(2,234)		45,586

Income from operations	9,164	4,858		14,022	13,004		2,338		15,342
Interest income, net	128	—		128	90		—		90
Other expense, net	(209)	—		(209)	(504)		290	(C)	(214)

Income before income taxes	9,083	4,858		13,941	12,590		2,628		15,218
Income tax expense (benefit)	4,092	(1,708	)(D)	2,384	432		—		432

Net income	$4,991	$6,566		$11,557	$12,158		$2,628		$14,786

Net income per share:
Basic	$0.23			$0.54	$0.57	(E)			$0.85

Diluted	$0.22			$0.50	$0.49	(E)			$0.73

Weighted average shares used in computing net income per share:
Basic	21,281			21,281	10,956				17,462	(F)

Diluted	23,121			23,121	13,816				20,322	(F)

(A)	Stock-based compensation expense total - $4,195 and Non-cash rent expense total - $663
(B)	Stock-based compensation expense total - $2,190 and Non-cash rent expense total - $148
(C)	Nine months ended September 30, 2012 warrant revaluation - $290
(D)	Non-GAAP financial information for the nine months ended September 30, 2013 is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities
(E)	GAAP basic and diluted EPS was calculated using the two-class method until our convertible preferred stock converted to common stock upon the closure of our initial public offering. Therefore, our GAAP net income was adjusted by a decrease of $5,957 and $5,436 in arriving to “net income” for the calculation of basic and diluted GAAP EPS, respectively.
(F)	Non-GAAP basic and diluted EPS was computed to give effect to the conversion of our convertible preferred stock and certain preferred stock warrants using the as-if converted method into common shares as if the conversion had occurred as of the beginning of each period presented

Audience, Inc.

Estimated computation of GAAP to non-GAAP diluted net loss per share

Three months ending December 31, 2013
Estimated GAAP diluted net loss per share	($0.20) - ($0.24)
Estimated stock-based compensation expense per share	$0.08

Non-GAAP - diluted net loss per share	($0.12) - ($0.16)